             { SILICON VALLEY BANCSHARES ANNUAL REPORT ON FORM 10-K
                         EXHIBIT 21.1--SUBSIDIARIES OF
                          SILICON VALLEY BANCSHARES  }

   Silicon Valley Bancshares owns 100.0% of the outstanding voting securities of the following corporations, both of which are included in Silicon Valley Bancshares' consolidated financial statements:

NAME                                              JURISDICTION OF INCORPORATION
----                                              -----------------------------
Silicon Valley Bank                                        California
SVB Leasing Company (inactive)                             California

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